Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 14, 2011, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of GreenHaven Continuous Commodity Index Fund (the “Fund”) on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of the Company on Form S-3 (File No. 333-170917, effective January 14, 2011).
/s/ GRANT THORNTON LLP
Atlanta, Georgia
March 14, 2011